                                                                  Exhibit 99.10


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 2-36431 of MFS Growth Opportunities Fund, of our report dated February 17, 2004 appearing in the annual report to shareholders for the year ended December 31, 2003, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.



-----------------------------
Deloitte & Touche, LLP

Boston, Massachusetts
February 23, 2004